UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008 (January 3, 2008)

TATONKA OIL AND GAS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50190	47-0877018
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(303) 476-4100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 - Changes in Registrant’s Certifying Accountant

(a) On January 25, 2008, the registrant’s board of directors determined that the registrant should not renew its engagement of the independent accounting firm De Leon & Company, in connection with the audit of the consolidated financial statements for the year ended October 31, 2007. The board of directors has determined to engage a firm based in Denver, Colorado, with experience in the oil and gas exploration and production business. The registrant does not have an audit committee.

De Leon & Company’s report on the consolidated financial statements for the year ended October 31, 2006 did not contain an adverse opinion or disclaimer of opinion. Such report was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended October 31, 2007, and from such date to the date of this Report, there have been no disagreements between the registrant and De Leon & Company, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of De Leon & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for the year then ended.

Attached to this Report is a letter from De Leon & Company, addressed to the Securities and Exchange Commission, in which De Leon & Company states that it agrees with the statements made by the registrant in this Item 4.01(a) .

(b) As of January 25, 2008, the registrant has engaged a new independent accounting firm, Causey Demgen & Moore Inc. (Denver, Colorado), to audit the registrant’s consolidated financial statements for the year ended October 31, 2007. Prior to January 25, 2008, the registrant consulted with the new firm regarding the application of accounting principles to the October 31, 2006 acquisition of Tatonka Oil and Gas Company, Inc. The registrant did not consider such advice to be a factor in determining resolution of the accounting issue. The new firm did not provide a written report to the registrant with respect to the accounting issue.

Attached to this Report is a letter from Causey Demgen & Moore Inc., addressed to the Securities and Exchange Commission, in which Causey Demgen & Moore Inc. states that it agrees with the statements made by the registrant in this Item 4.01(b) .

Prior to January 25, 2008, the former accountant advised the registrant that goodwill was not properly included in the 2006 financial statements, and in the subsequent quarterly financial statements, because the registrant was at acquisition date a “shell company.” See Item 4.02 below.

Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On January 25, 2008, the registrant’s board of directors concluded that the registrant’s consolidated financial statements for the fiscal year end on October 31, 2006, and the consolidated financial statements for the three fiscal periods ended January 31, April 30, and July 31, 2007, should no longer be relied upon because of an error in the financial statements.

The balance sheets as of the above dates show total assets as including $6,940,918 of goodwill, equal to the excess the value of stock, at $0.50 per share, issued to acquire the subsidiary Tatonka Oil and Gas Company, Inc., over the subsidiary’s historical cost of its oil and gas properties. This acquisition was completed on October 30, 2006.

The registrant has determined that because the registrant, at the date the subsidiary was acquired in October 2006 was a “shell company” under SEC rules, the acquisition transaction should be accounted for as a recapitalization, without recognition of goodwill.

The consolidated financial statements to be filed in the Form 10-KSB for the year ended October 31, 2007 will include a restatement of the financial statements for the prior year to reflect elimination of the goodwill component and appropriate footnote disclosure of the recapitalization.

(b) On January 3, 2008, De Leon & Company (the independent accounting firm which audited the consolidated financial statements for the year ended October 31, 2006) advised the registrant that such financial statements should be restated as discussed above, and that appropriate changes should be made in the consolidated financial statements for the three fiscal periods ended January 31, April 30, and July 31, 2007. On January 25, 2008 the board of directors deliberated upon the accountant’s recommendation and concluded that a restatement of the financial statements was in order. The Chief Financial Officer of the registrant, and its securities counsel, discussed with De Leon & Company the matters disclosed in this Item 4.02(b) .

Attached to this Report is a letter from De Leon & Company addressed to the Securities and Exchange Commission, in which such firm states that it agrees with the statements made by the registrant in this Item 4.02(b) .

Section 9 - Financial Statements and Exhibits Item 9.01 - Financial Statements and Exhibits

Exhibit 99.1 Concurrence letter from De Leon & Company, independent accountants, as to Items 4.01(a) and 4.02(b) .

Exhibit 99.2 Concurrence letter from Causey Demgen & Moore Inc., independent accountants, as to Item 4.01(b) .

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tatonka Oil and Gas Company, Inc.

Dated: January 31, 2008	By:/s/ PAUL C. SLEVIN
Paul C. Slevin,
Chief Financial Officer